KOST LEVARY AND FORER
          A member of
          Ernst & Young International

              August 11, 1994
              File No. 2093

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report on the consolidated financial statements of Mivnat Holdings Ltd. dated March 21, 1994, included in Ampal American Israel Corporations's FORM 10K for the year ended December 31, 1993, and to all references to our firm included in this registration statement.


          Yours truly,

          /s/ Kost Levary and Forer.
          KOST LEVARY AND FORER.
          Certified Public Accounts (Israel)